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                                                                   EXHIBIT 23.3

                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Medical Graphics Corporation on Form S-8 pertaining to the Restated Non-Employee Director Compensation Plan of our report dated February 16, 1996 with respect to the consolidated financial statements of Medical Graphics Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
December 2, 1997